Exhibit 99.1

JoS. A. Bank Clothiers Announces Its Popular “Risk Free” Promotion

HAMPSTEAD, Md.--(BUSINESS WIRE)--March 8, 2010--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces it is bringing back its popular “Risk Free” promotion. As part of the promotion, the Company will refund the price of a suit or sportcoat if the purchaser loses his job, and also allow him to keep the garment.

“We believe that our customers will appreciate another opportunity to look great at work and at the same time be assured that their purchase will be free if they lose their job,” stated R. Neal Black, President and CEO of JoS. A. Bank. “We think our 5.2 million customers and potential new customers deserve our support in these uncertain times,” continued Mr. Black.

The special rebate offer applies to any suit or sportcoat purchased during the JoS. A. Bank $199 Sale, from March 8, 2010 through March 28, 2010. If the customer involuntarily loses his job between April 5, 2010 and July 1, 2010, JoS. A. Bank will refund the price he paid for the suit or sportcoat, up to a maximum of $199, and he may keep the garment. This offer requires the customer to provide certain documentation when requesting a rebate. For further details, please refer to the JoS. A. Bank website at www.josbank.com

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 473 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
Executive Vice President – Chief Financial Officer
410-239-5715
or

Jerry DeBoer
Senior Vice President – Marketing
410-239-5907

or

Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com